                                                                   EXHIBIT 99.1

                         CONSENT TO SERVE AS DIRECTOR

  The undersigned hereby consents to becoming a director of First Alliance Mortgage Company (the "Company") upon consummation of the Company's initial public offering of equity securities in 1996 (the "IPO") and further consents to being named as a future director of the Company in the Company's prospectus and registration statement relating to its IPO.

                                          /s/       JEFFREY W. SMITH
                                          -------------------------------------
                                                    Jeffrey S. Smith

Date May 13, 1996